UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2015  (January 31, 2015)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On January 31, 2015, Triangle Caliber Holdings, LLC (“Triangle Caliber Holdings”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), entered into a series of agreements modifying its joint venture with FREIF Caliber Holdings LLC (“FREIF”), a wholly-owned subsidiary of First Reserve Energy Infrastructure Fund, L.P. The joint venture, Caliber Midstream Partners, L.P. (“Caliber”), provides crude oil, natural gas and fresh and produced water gathering, processing and transportation services within the Williston Basin of North Dakota.

In connection with the modifications to the joint venture, Triangle Caliber Holdings entered into a Second Amended and Restated Contribution Agreement, dated January 31, 2015 (the “2nd A&R Contribution Agreement”), with FREIF, Caliber, and Caliber Midstream GP LLC (“Caliber GP”), the general partner of Caliber owned and controlled equally between Triangle Caliber Holdings and FREIF. The  2nd A&R Contribution Agreement amends and restates the Amended and Restated Contribution Agreement entered into between Triangle Caliber Holdings, FREIF, Caliber, and Caliber GP on September 12, 2013, as reported by the Company on a Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on September 17, 2013.

Pursuant to the terms of the 2nd A&R Contribution Agreement, FREIF agreed to contribute an additional $34.0 million to Caliber in exchange for 2,720,000 Class A Units.  FREIF funded the $34.0 million contribution, and the additional 2,720,000 Class A Units were issued, on February 2, 2015.  Following the issuance, FREIF holds  17,720,000 Class A Units, representing an approximate 71.7% Class A ownership interest in Caliber, and Triangle Caliber Holdings holds 7,000,000 Class A Units, representing an approximate 28.3% Class A ownership interest in Caliber.

Also pursuant to the terms of the 2nd A&R Contribution Agreement, Triangle Caliber Holdings received warrants for the purchase of an additional 3,626,667 Class A Units, and FREIF received warrants for the purchase of an additional 906,667 Class A Units (together, the “New Class A Warrants”).  Following the issuance of the New Class A Warrants on February 2, 2015, Triangle Caliber Holdings holds warrants to purchase 16,626,667 Class A Units at various exercise prices, and FREIF holds warrants to purchase 5,906,667 Class A Units at various exercise prices.  On a fully-diluted basis, assuming the exercise of all outstanding warrants and no further capital contributions, Triangle Caliber Holdings and FREIF would each hold a  fifty percent (50%) Class A ownership interest in Caliber.  Pursuant to the terms of the Caliber limited partnership agreement, no further capital contributions can be made without the approval of both Triangle Caliber Holdings and FREIF.

Triangle Caliber Holdings made no capital contribution to Caliber in connection with the 2nd A&R Contribution Agreement or the issuance of the New Class A Warrants.

The foregoing description of the 2nd A&R Contribution Agreement is a summary only and is qualified in its entirety by reference to the 2nd A&R Contribution Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2015, the Company entered into a First Amendment to Third Amended and Restated Employment Agreement (the “First Amendment”) with Jonathan Samuels, the Company’s President and Chief Executive Officer.  Mr. Samuels’ Third Amended and Restated Employment Agreement (the “3rd A&R Employment Agreement) was reported by the Company on a Current Report on Form 8-K filed with the SEC on July 10, 2013.

The First Amendment amended the 3rd A&R Employment Agreement to permit Triangle’s board of directors to authorize distributions to Mr. Samuels pursuant to his “Transaction Bonus Program,” as established in Exhibit B to the 3rd A&R Employment Agreement, in advance of defined liquidity events for certain of the Company’s subsidiaries.  Any board authorized distribution to Mr. Samuels in respect of an incentive award set forth in the Transaction Bonus Program would reduce any future award payable to Mr. Samuels following an exit event for the corresponding subsidiary by an amount equal to any such distribution.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1

Second Amended and Restated Contribution Agreement, dated January 31, 2015, by and among Triangle Caliber Holdings, LLC, Caliber Midstream GP LLC, Caliber Midstream Partners, L.P., and FREIF Caliber Holdings LLC.

Exhibit 10.2	First Amendment to Third Amended and Restated Employment Agreement, dated January 31, 2015, between Triangle Petroleum Corporation and Jonathan Samuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit

Number	Description

Exhibit 10.1*

Second Amended and Restated Contribution Agreement, dated January 31, 2015, by and among Triangle Caliber Holdings, LLC, Caliber Midstream GP LLC, Caliber Midstream Partners, L.P., and FREIF Caliber Holdings LLC.

Exhibit 10.2*	First Amendment to Third Amended and Restated Employment Agreement, dated January 31, 2015, between Triangle Petroleum Corporation and Jonathan Samuels.

* Filed herewith.